Exhibit 99.1

Eos Energy Enterprises Reports Second Quarter 2023 Financial Results
Company begins Eos Z3 battery module and Eos cube commercial manufacturing ramp

August 14, 2023 — EDISON, N.J. — Eos Energy Enterprises, Inc. (NASDAQ: EOSE) ("Eos" or the “Company”), a leading provider of safe, scalable, efficient, and sustainable zinc-based long duration energy storage systems, today announced financial results for the second quarter ended June 30, 2023.
Key Highlights

†$0.2 million of revenue, compared to $5.9 million in 2Q 2022, as the Company strategically transitions manufacturing to the Eos Z3™ energy storage system.
†Cost of Goods Sold of $11.2 million, a 69% decrease compared to 2Q 2022, driven by a decrease in volume partially offset by commissioning related expenses.
†$23.6 million in operating expenses, an 11% decrease compared to 2Q 2022, primarily driven by reduced professional services partially offset by a non-cash Gen 2.3 equipment write down.
†$23.2 million cash balance on June 30, 2023, compared to $16.1 million on March 31, 2023.
†Booked $86.9 million in orders during the first half of 2023, resulting in an order backlog of $533.6 million as of June 30, 2023, a 17% increase compared to June 30, 2022.
†The Company continues to progress through the Department of Energy Loan Programs’ process for its Title XVII loan and is anticipating a decision regarding conditional approval in the near term.

Eos Chief Executive Officer Joe Mastrangelo said, "We have made significant progress on our transition to Z3 and I am very pleased with the initial output and performance of the semi-automated line. We are seeing clear advantages with Z3’s cycle time, performance consistency, and system simplification. Being able to run discrete manufacturing processes in the first half of the year has resulted in valuable learnings which we believe will result in both time and capital efficiencies as we develop our state-of-the art manufacturing line and begin to scale our production.”

Mastrangelo continued, “There is still a lot of hard work ahead of us and we are excited to build out our future manufacturing line and continue the Z3 transition to deliver, at scale, what the market needs so badly – a commercially available alternative to lithium-ion technology that we believe is safe, durable, flexible, non-flammable, non-corrosive and easily recycled.”

Earnings Conference Call and Audio Webcast

Eos will host a conference call to discuss its second quarter 2023 financial results on August 15, 2023, at 8:30 a.m. ET. A live webcast of the call will be available on the “Investor Relations” page of the Company’s website at https://investors.eose.com. To access the call by phone, please register in advance using this link (registration link), and you will be provided with dial in details via email upon registration. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

The conference call replay will be available via webcast through Eos’s investor relations website for a limited time. The webcast replay will be available from 11:30 a.m. ET August 15, 2023, and can be accessed by visiting https://investors.eose.com/events-and-presentations.

About Eos

Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth™ aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable—and manufactured in the U.S—it's the core of our innovative systems that today provide utility, industrial, and commercial customers with a proven, reliable energy storage alternative for 3- to 12-hour applications. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com.

Contacts

Investors:	ir@eose.com
Media:	media@eose.com

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the tax credits available to our customers or to Eos pursuant to the Inflation Reduction Act of 2022, statements regarding our ability to secure conditional commitment or final approval of a loan from the Department of Energy LPO, or our anticipated use of proceeds from any loan facility provided by the US Department of Energy, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to raise financing in the future; our customers’ ability to secure project financing; the amount of final tax credits available to our customers or to Eos pursuant to the Inflation Reduction Act, uncertainties around our ability to secure conditional commitment in a timely manner or at all, or final approval of a loan from the Department of Energy, the Loan Programs Office, or the timing of funding and the final size of any loan if approved; the possibility of a government shutdown while we remain in the due diligence phase with the U.S. Department of Energy Loan Programs Office or while we await notice of a decision regarding the issuance of a loan from the Department Energy Loan Programs Office; our ability to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in our revenue and operating results; competition from existing or new competitors; the failure to convert firm order backlog and pipeline to revenue; risks associated with

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security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with evolving energy policies in the United States and other countries and the potential costs of regulatory compliance; risks associated with changes to U.S. trade environment; risks resulting from the impact of global pandemics, including the novel coronavirus, Covid-19; our ability to maintain the listing of our shares of common stock on NASDAQ; our ability to grow our business and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees; risks related to the adverse changes in general economic conditions, including inflationary pressures and increased interest rates; risk from supply chain disruptions and other impacts of geopolitical conflict; changes in applicable laws or regulations; the possibility that Eos may be adversely affected by other economic, business, and/or competitive factors; other factors beyond our control; risks related to adverse changes in general economic conditions; and other risks and uncertainties.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in the Company’s most recent filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Key Metrics

Backlog. Our backlog represents the amount of revenue that we expect to realize from existing agreements with our customers for the sale of our battery energy storage systems and performance of services. The backlog is calculated by adding new orders in the current fiscal period to the backlog as of the end of the prior fiscal period and then subtracting the shipments in the current fiscal period. If the amount of an order is modified or cancelled, we adjust orders in the current period and our backlog accordingly, but do not retroactively adjust previously published backlogs. There is no comparable US-GAAP financial measure for backlog. We believe that the backlog is a useful indicator regarding the future revenue of our Company.

Pipeline. Our pipeline represents projects for which we have submitted technical proposals or non-binding quotes plus letters of intent (“LOI”) or firm commitments from customers. Pipeline does not include lead generation projects.

Booked Orders. Booked orders are orders where we have legally binding agreements with a Purchase Order (“PO”) or Master Supply Agreement (“MSA”) executed by both parties.

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EOS ENERGY ENTERPRISES, INC.
EARNINGS RELEASE TABLES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue
Total revenue	$249	$5,895	$9,084	$9,193

Costs and expenses
Cost of goods sold	11,246	36,866	38,186	72,443
Research and development expenses	5,026	5,464	10,471	10,427
Selling, general and administrative expenses	13,138	19,115	27,093	33,394
Loss from write-down of property, plant and equipment	5,436	1,997	6,196	2,005
Grant (income) expense, net	—	(169)	—	4
Total costs and expenses	34,846	63,273	81,946	118,273

Operating loss	(34,597)	(57,378)	(72,862)	(109,080)

Interest expense, net	4,886	284	9,715	622
Interest expense, related party	14,758	2,664	28,513	4,838
Change in fair value of derivatives - related party	74,633	(4,248)	87,723	(12,510)
Loss on debt extinguishment/ other expense	2,754	632	4,405	513
Loss before income taxes	$(131,628)	$(56,710)	$(203,218)	$(102,543)
Income tax expense (benefit)	2	(23)	12	(65)
Net loss	$(131,630)	$(56,687)	$(203,230)	$(102,478)

Basic and diluted loss per share attributable to common shareholders
Basic	$(1.12)	$(1.01)	$(1.99)	$(1.86)
Diluted	$(1.12)	$(1.01)	$(1.99)	$(1.86)

Weighted average shares of common stock
Basic	117,320,802	56,021,185	102,106,041	54,991,475
Diluted	117,320,802	56,021,185	102,106,041	54,991,475

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EOS ENERGY ENTERPRISES, INC.
EARNINGS RELEASE TABLES
UNAUDITED CONSOLIDATED BALANCE SHEETS DATA
(In thousands)

	June 30, 2023	December 31, 2022

Balance sheet data
Cash and cash equivalents	$23,243	$17,076
Other current assets	40,728	38,071
Property and equipment, net	19,683	27,169
Other assets	25,296	24,472
Total assets	108,950	106,788
Total liabilities	338,491	239,499
Total deficit	(229,541)	(132,711)

UNAUDITED STATEMENTS OF CASH FLOW DATA
(In thousands)

	Six Months Ended June 30,
	2023	2022
Cash used in operating activities	$(75,582)	$(86,992)
Cash used in investing activities	(10,100)	(11,758)
Cash provided by financing activities	92,612	10,584
Effect of foreign exchange on cash, cash equivalents & restricted cash	3	2
Net increase (decrease) in cash, cash equivalents and restricted cash	6,933	(88,164)
Cash, cash equivalents and restricted cash, beginning of the period	31,223	105,692
Cash, cash equivalents and restricted cash, end of the period	$38,156	$17,528

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